Exhibit 99.1
EXTRACTION OIL & GAS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Financial Information

Introduction

The following unaudited pro forma condensed consolidated financial information and explanatory notes (the “Pro Forma Financial Information”) for Extraction Oil & Gas, Inc. and its consolidated subsidiaries (collectively, “Extraction”, “the Company”, “we”, “us” and “our”) is provided for informational purposes only and gives effect to (i) our Plan of Reorganization (as defined below), as described in our Annual Report on Form 10-K for the period ended December 31, 2020 (the “10-K”), which became effective on January 20, 2021 (the “Effective Date”), and (ii) our adoption of fresh start accounting on the Effective Date. Capitalized terms used but not defined in this Pro Forma Financial Information have the meaning ascribed to such terms in the 10-K. The historical data provided as of and for the year ended December 31, 2020 was derived from our audited consolidated financial statements and should be read in conjunction with the consolidated financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2020. Our historical financial information was adjusted to give effect to events that are (i) directly attributable to our Plan of Reorganization becoming effective and our adoption of fresh start accounting, (ii) factually supportable, and (iii) for purposes of our condensed consolidated statements of operations, expected to have a continuing impact on our consolidated results. The unaudited Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the Plan of Reorganization had been consummated on the dates indicated; nor is it necessarily indicative of our financial positions or results of operations in the future.

On June 14, 2020 (the “Petition Date”), Extraction and its wholly owned subsidiaries (collectively, the “Debtors”), filed voluntary petitions for relief under chapter 11 (“Chapter 11”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) were jointly administered under the caption In re Extraction Oil & Gas., et al. Case No. 20-11548 (CSS). On July 30, 2020, the Debtors filed a proposed Plan of Reorganization (as amended, modified, or supplemented from time to time, the “Plan”) and related Disclosure Statement (as amended or modified, the “Disclosure Statement”) describing the Plan and the solicitation of votes to approve the same from certain of the Debtors’ creditors with respect to the Chapter 11 Cases. On December 23, 2020, the Company filed the Sixth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. pursuant to Chapter 11 of the Bankruptcy Code. Also, on December 23, 2020, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. On January 20, 2021 (the “Emergence Date”) the Plan became effective in accordance with its terms and the Company emerged from the Chapter 11 Cases.

We adopted fresh start accounting in connection with our emergence because (1) the holders of existing voting shares prior to emergence received less than 50% of our new voting shares following our emergence from bankruptcy and (2) the reorganization value of our assets immediately prior to the confirmation of the Plan of Reorganization was less than the post-petition liabilities and allowed claims. Reorganization value represents the fair value of an entity’s total assets prior to the consideration of liabilities and is intended to approximate the amount a willing buyer would pay for the assets immediately after a restructuring. The reorganization value, which was derived from our enterprise value, was allocated to our individual assets and liabilities based on their estimated fair values. Enterprise value represents the estimated fair value of an entity’s long-term debt and shareholders’ equity. In support of the Plan of Reorganization, the enterprise value of the reorganized entity was estimated and approved by the Bankruptcy Court to be in the range of $875 million to $1.275 billion. Based on our internal estimates and assumptions, we estimated our enterprise value to be approximately $1.075 billion, at about the mid-point of the range approved by the Bankruptcy Court. As a result of our adoption of fresh start accounting, our financial statements from and after January 20, 2021 will not be comparable to our financial statements for prior periods.

Under fresh start accounting, the reorganized entity is considered a new reporting entity for financial reporting purposes. The unaudited pro forma condensed consolidated balance sheet is presented as if we had emerged from bankruptcy on December 31, 2020. The unaudited pro forma condensed consolidated statement of operations is presented as if we had emerged from bankruptcy on January 1, 2020. Had we actually adopted fresh start accounting on January 1, 2020 or December 31, 2020, the enterprise and reorganization values could have been materially different from the amounts described above and assumed herein.

The process of finalizing the fair value estimates of our assets and liabilities upon emergence for purposes of fresh start accounting is currently ongoing. Changes in the values of our assets and liabilities and changes in assumptions from those reflected in the Pro Forma Financial Information presented below could significantly impact the reported values of our assets and liabilities. Accordingly, the amounts shown are not final and are subject to changes and revisions, which may be material.

Pro Forma Financial Information

The Pro Forma Financial Information includes the following columns:

•Actual – Represents our historical condensed consolidated balance sheet as of December 31, 2020 and statement of operations for the year ended December 31, 2020, respectively.

•Reorganization Adjustments – Represents the effects of the transactions contemplated by the Plan of Reorganization and carried out by us upon our emergence from bankruptcy. For more information on the Plan of Reorganization and the transactions contemplated thereby, please see our Current Report on Form 8-K filed on January 20, 2021 and our 10-K.

•Fresh Start Adjustments – Represents the fair value adjustments as a result of the adoption of fresh start accounting.

•Pro Forma – Represents the condensed consolidated balance sheet and statement of operations as if the emergence and fresh start accounting had taken place on the dates described above.

Unaudited Pro Forma Condensed Consolidated Balance Sheets
As of December 31, 2020
(dollars in thousands, except share data)

	Actual	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$205,890	$(175,159)	(a)	$—		$30,731
Restricted cash	—	38,869	(b)	—		38,869
Accounts receivable, net
Trade	13,266	—		—		13,266
Oil, natural gas and NGL sales	63,429	—		—		63,429
Inventory, prepaid expenses and other	36,382	—		—		36,382
Commodity derivative asset	6,971	—		—		6,971
Total Current Assets	325,938	(136,290)		—		189,648
Property and Equipment (successful efforts method), at cost:
Proved oil and gas properties	4,743,463	—		(3,815,611)	(o)	927,852
Unproved oil and gas properties	220,380	—		—		220,380
Wells in progress	129,058	—		(129,058)	(o)	—
Less: accumulated depletion, depreciation, amortization and impairment charges	(3,459,689)	—		3,459,689	(p)	—
Net oil and gas properties	1,633,212	—		(484,980)		1,148,232
Other property and equipment, net of accumulated depreciation	56,701	—		—		56,701
Net Property and Equipment	1,689,913	—		(484,980)		1,204,933
Non-Current Assets:
Other non-current assets	9,348	6,329	(c)	—		15,677
Total Non-Current Assets	9,348	6,329		—		15,677
Total Assets	$2,025,199	$(129,961)		$(484,980)		$1,410,258

	Actual	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$80,082	$28,396	(d)	$—		$108,478
Revenue payable	49,376	57,863	(e)	—		107,239
Production taxes payable	2,595	132,287	(f)	—		134,882
Commodity derivative liability	2,147	—		—		2,147
Accrued interest payable	692	(692)	(g)	—		—
Asset retirement obligations	—	13,938	(h)	(479)	(q)	13,459
DIP Credit Facility	106,727	(106,727)	(i)	—		—
Prepetition Credit Facility	453,747	(453,747)	(i)	—		—
Total Current Liabilities	695,366	(328,682)		(479)		366,205
Non-Current Liabilities:
RBL Credit Facility	—	265,000	(j)	—		265,000
Production taxes payable	33,627	22,405	(f)	—		56,032
Other non-current liabilities	—	26,103	(k)	—		26,103
Asset retirement obligations	—	80,620	(h)	(6,880)	(q)	73,740
Total Non-Current Liabilities	33,627	394,128		(6,880)		420,875
Liabilities Subject to Compromise	2,143,497	(2,143,497)	(l)	—		—
Total Liabilities	2,872,490	(2,078,051)		(7,359)		787,080
Predecessor Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized, no shares outstanding at December 31, 2020	191,754	—		(191,754)	(r)	—
Stockholders' Equity (Deficit):
Predecessor - common stock, $0.01 par value; 900,000,000 shares authorized; no shares issued and outstanding at December 31, 2020	1,336	—		(1,336)	(s)	—
Predecessor - treasury stock, at cost, no shares held at December 31, 2020	(170,138)	—		170,138	(t)	—
Predecessor - additional paid-in capital	2,140,499	—		(2,140,499)	(u)	—
Successor - common stock, $0.01 par value; 900,000,000 shares authorized; 24,729,681 shares issued and outstanding at December 31, 2020	—	247	(m)	—		247
Successor - additional paid-in capital	—	622,931	(m)	—		622,931
Accumulated deficit	(3,010,742)	1,324,912	(n)	1,685,830	(v)	—
Total Extraction Oil & Gas, Inc. Stockholders' Equity (Deficit)	(1,039,045)	1,948,090		(285,867)		623,178
Total Stockholders' Equity (Deficit)	(1,039,045)	1,948,090		(285,867)		623,178
Total Liabilities and Stockholders' Equity	$2,025,199	$(129,961)		$(484,980)		$1,410,258

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2020
(dollars in thousands, except per share data)

	Actual	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
Revenues:
Oil sales	$382,526	$—		$—		$382,526
Natural gas sales	96,701	—		—		96,701
NGL sales	77,204	—		—		77,204
Gathering and compression	1,473	—		—		1,473
Total Revenues	557,904	—		—		557,904
Operating Expenses:
Lease operating expenses	77,836	—		—		77,836
Midstream operating expenses	3,935	—		—		3,935
Transportation and gathering	138,552	(75,107)	(1)	—		63,445
Production taxes	29,038	—		—		29,038
Exploration and abandonment expenses	258,932	—		—		258,932
Depletion, depreciation, amortization and accretion	332,319	—		(98,278)	(8)	234,041
Impairment of long lived assets	208,463	—		(208,463)	(9)	—
(Gain) loss on sale of property and equipment and assets of unconsolidated subsidiary	(122)	—		—		(122)
General and administrative expenses	55,182	(10,823)	(2)	—		44,359
Other operating expenses	79,615	(19,700)	(3)	—		59,915
Total Operating Expenses	1,183,750	(105,630)		(306,741)		771,379
Operating Income (Loss)	(625,846)	105,630		306,741		(213,475)
Other Income (Expense):
Commodity derivatives gain (loss)	164,968	—		—		164,968
Loss on deconsolidation of Elevation Midstream, LLC	(73,139)	—		—		(73,139)
Reorganization items, net	(676,855)	676,855	(4)	—		—
Interest expense	(57,143)	39,352	(5)	—		(17,791)
Other income	481	(559)	(6)	—		(78)
Total Other Expense	(641,688)	715,648		—		73,960
Income (Loss) Before Income Taxes	(1,267,534)	821,278		306,741		(139,515)
Income tax (expense) benefit	—	—		—	(10)	—
Net Income (Loss)	$(1,267,534)	$821,278		$306,741		$(139,515)
Net income attributable to noncontrolling interest	6,160	—		—		6,160
Net Income (Loss) Attributable to Extraction Oil & Gas, Inc.	(1,273,694)	821,278		306,741		(145,675)
Adjustments to reflect Series A Preferred Stock dividends and accretion of discount	(16,115)	16,115	(7)	—		—
Net Income (Loss) Available to Common Shareholders, Basic and Diluted	$(1,289,809)	$837,393		$306,741		$(145,675)

Net Income (Loss) Per Common Share
Basic and diluted	$(9.34)					$(6.04)
Weighted Average Common Shares Outstanding
Basic and diluted (11)	138,149					24,108

BALANCE SHEET

Reorganization Adjustments

(a)    The table below reflects the sources and uses of cash on the Emergence Date pursuant to the terms of the Plan (in thousands):

Sources:
Total backstop rights offering received	$200,256
Total midstream claims purchase	47,000
Total equity rights offering received	218
Total sources of cash	247,474
Uses:
Payment of DIP, roll-up, prepetition RBL and related interest and fees	(304,163)
Prepetition ad valorem tax payments	(21,532)
Cure costs	(5,374)
General unsecured claims cash outs	(592)
Funding of the professional fee escrow account	(38,869)
Payments to RBL/DIP lender advisors	(177)
Payments to notes advisors	(4,926)
Midstream settlement payments	(47,000)
Total uses of cash	(422,633)
Net uses of cash	$(175,159)

(b)    Represents restricted cash designated for the professional fee escrow account.

(c)    Represents $6.3 million of financing costs related to the new RBL Credit Facility which were capitalized as debt issuance costs and will be amortized to interest expense through the maturity date of July 20, 2024.

(d)    Represents accounts payable, accrued liabilities and contract rejection accruals formerly in liabilities subject to compromise that will survive emergence and be paid out subsequent to emergence at the agreed upon amount.

(e)    Represents revenue payable formerly in liabilities subject to compromise that will survive emergence and will be paid out subsequent to emergence at the agreed upon amount.

(f)    Represents production taxes payable formerly in liabilities subject to compromise that will survive emergence and will be paid out subsequent to emergence at the agreed upon amount.

(g)    Represents the satisfaction upon emergence of the Predecessor Company’s accrued interest payable.

(h)    Represents the current and non-current portions of asset retirement obligations, respectively, formerly in liabilities subject to compromise that will survive emergence.

(i)    Reflects the payment in full of the borrowings outstanding under the Debtor-in-Possession Credit Facility and Prepetition Credit Agreement.

(j)    Reflects borrowings drawn under the new RBL Credit Facility upon emergence.

(k)    Represents a $21 million settlement and $5.1 million other liability balances formerly in liabilities subject to compromise that will survive emergence and be paid out subsequent to emergence at the agreed upon amount.

(l)    Represents the settlement of our liabilities subject to compromise in exchange for common stock, warrants, and cash.

(m)    Represents the fair value of 29.3 million shares of common stock and warrants issued in accordance with the Plan of Reorganization.

(n)    Represents the decrease in accumulated deficit resulting from reorganization adjustments.

Fresh Start Adjustments

(o)    Represents the proforma fair value adjustments to proved oil and gas properties and wells in progress.

(p)    Represents the proforma elimination of accumulated depreciation, depletion, and amortization due to the Fresh Start adjustment in the fair value of the proved oil and gas properties.

(q)    Reflects the adjustment to fair value of the Company's asset retirement obligations including using a credit-adjusted risk-free rate as of the Emergence Date.

(r)    Represents the cancellation of the Predecessor Company’s preferred stock.

(s)    Represents the cancellation of the Predecessor Company’s common stock.

(t)    Represents the cancellation of the Predecessor Company’s treasury stock.

(u)    Represents the cancellation of the Predecessor Company’s additional paid-in capital.

(v)    Represents the elimination of the Predecessor Company’s accumulated deficit.

STATEMENT OF OPERATIONS

Reorganization Adjustments

(1)     Removes the transportation and gathering costs related to terminated or renegotiated midstream contracts as a result of the bankruptcy proceedings.

(2)    Removes legal and professional fees incurred for the Chapter 11 Cases prior to the petition date in the year ended December 31, 2020 and the write-off of unamortized debt issuance costs, offset by annualized debt issuance costs related to the new RBL Credit Facility.

Prepetition professional fees related to bankruptcy	$8,193
Debt issuance costs related to prepetition debt	3,685
Debt issuance costs related to new RBL Credit Facility (annualized)	(1,055)
Total adjustment to general and administrative expenses	10,823

(3)    Removal of the following other operating expenses related to bankruptcy:

Early termination penalty for revenue contract terminated in June 2020	$13,200
Interest expense on unpaid production taxes recorded in the last half of 2020	4,100
Drilling rig standby charges during the second quarter of 2020	2,400
Total adjustment to other operating expenses	19,700

(4) Represents the adjustment to exclude reorganization items, net for the year ended December 31, 2020, which consisted of the following (in thousands):

Professional fees	$59,841
Professional services fees	2,200
Trustee fees	801
Damages from rejected and settled contracts	572,126
DIP Credit Facility fees	1,717
Write-off of debt issuance costs	13,541
Court approved settlements	(2,602)
Backstop commitment premium and expenses	29,231
Total reorganization items, net	$676,855

(5)    Interest expense, was adjusted to eliminate the interest expense and associated fees, and financing costs related to prepetition debt and the Debtor-in-Possession Credit Facility. The pro forma interest expense reflects interest, bank fees, letter of credit fees and amortization of deferred financing costs related to exit financing, which included the RBL Credit Facility. The interest rates applied to calculate the pro forma interest expense were the applicable rates at the time of emergence, which was 5.75% on the RBL Credit Facility.

(6)    Represents the adjustment to interest income and other expense for items that were directly related to the bankruptcy.

(7)    Represents the cancellation of the adjustments to reflect Series A Preferred Stock dividends and accretion of discount.

Fresh Start Adjustments

(8)    Represents the difference in depreciation, depletion and amortization to reflect the fair value adjustment to property, plant and equipment.

(9)    Represents the elimination of the asset impairment charge recorded during 2020.

(10)    As the Company was in a loss position and the Company has historically applied a full valuation allowance, the resulting proforma income tax benefit would not be realized and accordingly is recorded at zero in the proforma consolidated statement of operations.

(11)    Weighted average common shares outstanding used in our earnings per share (EPS) calculations include the following (in thousands):

	Actual	Pro Forma
Basic	138,149	24,108
Diluted	138,149	24,108